Exhibit 99.1
Contact:
Express-1 Expedited Solutions, Inc.
Jeff Curry
269-695-4955
Jeff.Curry@express-1.com
EXPRESS-1 EXPEDITED SOLUTIONS (AMEX:XPO) COMMENTS UPON ITS 2007
PERFORMANCE AT ANNUAL SHAREHOLDERS MEETING TOMORROW
“EXPRESS-1 ANTICIPATES 7TH CONSECUTIVE QUARTER OF STRONG GROWTH”
BUCHANAN, Mich. — June 13, 2007 — Express-1 Expedited Solutions, Inc. will tomorrow provide commentary on its second quarter performance at its annual shareholder meeting. The second quarter ends June 30, 2007.
Commenting on the quarter, CEO Mike Welch stated, “Ignoring something unforeseen at this time, it now looks like our Company is going to follow up a strong first quarter with an even better second quarter in terms of revenue and operating income. Earlier this week, within our primary business segment, Express-1, our employees celebrated the completion of our first $4.0 million revenue month in the history of Express-1. This was an internal goal our employees and Value Providers not only embraced, but shattered. It’s a continued testament to the team we have here in Buchanan.”
Commenting further, Welch noted, “We are well into another strong quarter. Our revenues and operating income (pre-tax earnings), should both be improved over the same period in 2006, which in itself was a record quarter. We’re proud of the momentum we’ve established with what appears to be the 7th consecutive quarter with strong results. While we normally don’t provide much insight into our performance during the quarter, we felt it was important to share some of our success with our shareholders at our annual meeting.”
Conference Call/Webcast Information
The Company’s annual shareholders meeting is scheduled for 4:00 PM Eastern Daylight Time on June 14, 2007. Those wishing to take part in the conference call can dial 201-689-8049 or 877-407-9210. A playback will be available through midnight on June 21, 2007. To listen to the playback, please call 201-612-7415 (International) or 877-660-6853. Use account number 286 and conference ID number 245306.
About Express-1 Expedited Solutions, Inc.
Offering same-day, time — sensitive, and dedicated transportation to more than 1500 customers, Express-1 is one of the largest ground expedite companies in the country. The company’s premium transportation service is provided through its 24/7 operations center, by experienced inside sales staff using the latest in vehicle tracking and dispatch software. Express-1 services customers in the 48 states and Canada and has outside sales staff that covers the Midwest and

Southeast. Express-1 utilizes an asset light operating model working with independent contractors that live throughout the Country. Express-1 Expedited Solutions, Inc. is publicly traded on the American Stock Exchange under the symbol XPO. For more information about the Company, visit www.express-1.com.
Forward-Looking Statements
This press release contains forward-looking statements that may be subject to various risks and uncertainties. Such forward-looking statements are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 and are made based on management’s current expectations or beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements, which may include statements regarding our future financial performance or results of operations, including expected revenue growth, cash flow growth, future expenses, future operating margins and other future or expected performance, are subject to the following risks: that our recent reorganization fails to result in projected operating efficiencies; the acquisition of businesses or the launch of new lines of business, which could increase operating expenses and dilute operating margins; increased competition, which could lead to negative pressure on our pricing and the need for increased marketing; the inability to maintain, establish or renew relationships with customers, whether due to competition or other factors; the inability to comply with regulatory requirements governing our business operations; and to the general risks associated with our businesses.
In addition to the risks and uncertainties discussed above you can find additional information concerning risks and uncertainties that would cause actual results to differ materially from those projected or suggested in the forward-looking statements in the reports that we have filed with the Securities and Exchange Commission. The forward-looking statements contained in this press release represent our judgment as of the date of this release and you should not unduly rely on such statements. Unless otherwise required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this press release. In light of these risks and uncertainties, the forward-looking events and circumstances discussed in the filing may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

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